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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT: October 21, 1997
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                           ROTECH MEDICAL CORPORATION
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             (Exact name of Registrant as specified on its Charter)

          Florida                                                 59-2115892
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  (State or jurisdiction of                                    (I.R.S. Employer
incorporation or organization)                               Identification No.)

4506 L.B. McLeod Road, Suite F, Orlando, Florida                     32811
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:             (407) 841-2115
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Not Applicable
--------------
(former name or former address, if changed since last report)
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Item 5. Other Events
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On October 21, 1997, Integrated Health Services, Inc. (NYSE: IHS) and RoTech
Medical Corporation (Nasdaq: ROTC) jointly announced that they have completed their previously announced merger. The stockholders of each company at separate, but simultaneous, meetings have today approved the merger agreement pursuant to which IHS acquired RoTech. Formal closing of the merger also occurred today.

IHS issued approximately 15.4 million shares of common stock in the merger. The equity value of the transaction is approximately $508 million. The total value of the transaction, including the assumption of RoTech's debt by IHS and other financial obligations, is approximately $858 million.

The merger is expected to be accretive to IHS earnings per share. The transaction also services to strengthen the IHS balance sheet, reduce its leverage, increase its margins and expand its services.

RoTech is the third largest provider of home respiratory services. Based on their last reported quarter, RoTech has annualized revenues of approximately $500 million and operates over 600 locations in 35 states. On a proforma basis the consolidated company will have revenues of approximately $2.6 billion and operate over 1,900 total post-acute locations in 46 states.

William P. Kennedy, Chairman and CEO of RoTech stated, "The management of RoTech considers this an excellent opportunity for its patients, employees and stockholders. The resources of IHS clearly position us to accelerate our growth as well as offer additional services to our patients and payors."

Robert N. Elkins, MD Chairman and CEO of IHS stated. "We are extremely excited about completing the merger with RoTech. This will be an outstanding transaction for us and is a perfect strategic fit. We intend to not only have RoTech continue its acquisitions of smaller home respiratory companies but also expect to expand RoTech's acquisition activities, expand RoTech operations to urban markets and expand RoTech's operations to include more managed care and insurance payors."

"RoTech and its management team have a proven track record of over 50% compound annual growth rate in revenues and earnings and is recognized as a quality provider of home respiratory services" added Dr. Elkins. "We believe the addition of RoTech strengthens IHS both financially and operationally".

Integrated Health Services is a highly diversified health services provider, offering a broad spectrum of post-acute medical and rehabilitative services through its nationwide healthcare network. IHS' post-acute services include home respiratory services, subacute
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care, inpatient and outpatient rehabilitation, long term care and home nursing services. Supporting the full continuum of healthcare needs, IHS currently operates over 1,900 post-acute service locations in 46 states throughout the U.S.

Statements in this press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies and product or service line growth, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Any forward-looking statements are estimates, reflecting the best judgment of IHS based upon currently available information and involve a number of risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Risks, uncertainties and factors which could affect the accuracy of such forward looking statements are identified in the public filings made with the Securities and Exchange Commission, and forward looking statements contained in this press release or in other public statements of the Company should be considered in light of those factors. There can be no assurance that these or other factors will not affect the accuracy of such forward looking statements.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                              RoTech Medical Corporation,
                                              a Florida Corporation


Dated:  October 21, 1997                      By: /s/ Rebecca R. Irish
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                                                  Rebecca R. Irish, Treasurer
                                                  and Chief Financial Officer